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EXHIBIT 1.1 - UNDERWRITING AGREEMENT (STANDARD TERMS)

                                                                  EXECUTION COPY

                         DC FUNDING INTERNATIONAL, INC.

                                   Transferor

                       FNANB CREDIT CARD MASTER NOTE TRUST

                                  May 21, 2003

                             UNDERWRITING AGREEMENT
                                (Standard Terms)

Banc of America Securities LLC,
Hearst Tower
214 North Tryon Street
Charlotte, North Carolina  28255

Wachovia Securities, Inc.
One Wachovia Center
301 South College Street
Charlotte, North Carolina 28288-0610

(as Representatives of the several Underwriters listed in Schedule 1 to the Terms Agreement)

Ladies and Gentlemen:

        1. Introductory. The FNANB Credit Card Master Note Trust (the "Note Trust"), issues, from time to time, asset backed securities (the "Notes") in one or more series (each, a "Series"). The property of the Trust will consist of a collateral certificate representing an interest in the FNANB Credit Card Master Trust (the "Certificate Trust"). The property of the Certificate Trust includes receivables (the "Receivables") generated from time to time in a portfolio of credit card accounts (the "Accounts"), collections thereon and certain related property (collectively, the "Trust Property") conveyed to the Certificate Trust by DC Funding International, Inc. (the "Transferor"). The Notes to which this agreement applies will be issued pursuant to the Master Indenture, to dated as of July 1, 2002 (as amended, supplemented or otherwise modified from time to time, the "Master Indenture"), between the Note Trust and JPMorgan Chase Bank, as indenture trustee (the "Indenture Trustee"), as supplemented by an indenture supplement relating to each series of such Notes (each, an "Indenture Supplement" and

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together with the Master Indenture, the "Indenture"). To the extent not defined herein, capitalized terms used herein shall have the meanings specified in the Master Indenture and the applicable Indenture Supplement.

        Each offering of the Notes to which this Agreement applies made pursuant to the Registration Statement (as herein defined) will be made through you or through you and other underwriters for whom you are acting as representatives or through an underwriting syndicate managed by you. Whenever the Transferor determines to make such an offering of Notes to which this Agreement shall apply, it will enter into an agreement (a "Terms Agreement") providing for the sale of such Notes to, and the purchase and offering thereof by, (i) you, (ii) you and such other underwriters (such other underwriters to be approved by the Transferor, which approval shall not be unreasonably withheld) who execute such Terms Agreement and agree thereby to become obligated to purchase Notes from the Transferor or (iii) you and such other underwriters, if any, selected by you (such other underwriters to be approved by the Transferor, which approval shall not be unreasonably withheld) as have authorized you to enter into such Terms Agreement on their behalf (in each case, the "Underwriters"). (It is understood that the Transferor shall not be obligated to sell any particular Series or Class of Notes offered pursuant to the Registration Statement to you or you and other Underwriters.) Execution of a Terms Agreement by the Transferor shall be conclusive evidence of the Transferor's approval of all Underwriters named therein. Such Terms Agreement shall specify the initial principal amount of the Notes of each Series and Class of the Notes to be issued and their terms not otherwise specified in this Agreement, the price at which such Notes are to be purchased by the Underwriters from the Transferor, the aggregate amount of Notes to be purchased by you and any other Underwriter that is a party to such Terms Agreement and the initial public offering price or the method by which the price at which such Notes are to be sold will be determined. The Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written communication between or among the Underwriters and the Transferor. Each such offering of the Notes for which a Terms Agreement is entered into will be governed by this Agreement, as supplemented by such Terms Agreement, and this Agreement and such Terms Agreement shall inure to the benefit of and be binding upon the Underwriters participating in the offering of such Notes.

        2. Representations and Warranties of the Transferor. The Transferor represents and warrants to you as of the date hereof and to the Underwriters named in the applicable Terms Agreement as of the date of such Terms Agreement, as follows:

                (a) a registration statement on Form S-3 (having the registration number stated in the applicable Terms Agreement), including a prospectus and such amendments thereto as may have been required to the date hereof, relating to the Notes and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Act"), has been filed with the Securities and Exchange Commission (the "Commission") (which may have included one or more preliminary prospectuses and prospectus supplements (each, a "Preliminary Prospectus") meeting the requirements of Rule 430 of the
        Act), and such registration statement, as amended, has become effective; such registration statement, as amended, and the prospectus relating to the sale of the Notes offered thereby by the Transferor constituting a part thereof, as from time to time amended or supplemented (including any prospectus filed with the

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        Commission pursuant to Rule 424(b) of the rules and regulations of the
        Commission (the "Rules and Regulations") under the Act), are respectively referred to herein as the "Registration Statement" and the "Prospectus"; provided, however, that a supplement to the Prospectus prepared pursuant to Section 5(a) hereof (each, a "Prospectus Supplement") shall be deemed to have supplemented the Prospectus only with respect to the offering of the Notes to which it relates; and the conditions to the use of a registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, and the conditions of Rule 415 under the Act, have been satisfied with respect to the Registration Statement;

                (b) as of the date of execution of the related Terms Agreement, the Registration Statement and the Prospectus, except with respect to any modification to which you have agreed in writing, shall be in all substantive respects in the form furnished to you prior to such date or, to the extent not completed on such date, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus that has previously been furnished to you) as the Transferor has advised you, prior to such time will be included or made therein;

                (c) on the effective date of the Registration Statement, the Registration Statement and the Prospectus complied in all material respects with the applicable requirements of the Act and the Rules and Regulations, and did not include any untrue statement of a material fact or, in the case of the Registration Statement, omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus, omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and on the date of each Terms Agreement and on each Delivery Date (as defined in Section 3 hereof), the Registration Statement and the Prospectus will comply in all material respects with the applicable requirements of the Act and the Rules and Regulations, and neither of such documents included or will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing does not apply to information contained in or omitted from either of the documents based upon written information furnished to the Transferor by any Underwriter specifically for use in connection with the preparation of the Registration Statement or the Prospectus;

                (d) the Transferor is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, with full power, authority and legal right to own its properties and conduct its business as described in the Prospectus, is duly qualified to do business and is in good standing (or is exempt from such requirements), and has obtained all necessary licenses and approvals (except with respect to the state securities or Blue Sky laws of various jurisdictions) in each jurisdiction in which failure to so qualify or obtain such licenses and approvals would have a material adverse effect on the interests of Noteholders under the Master Indenture or under any Indenture Supplement;

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                (e)     the Note Trust is a business trust duly organized and
        validly existing in good standing under the laws of the State of Delaware, with full power, authority and legal right to own its properties and conduct its business as described in the Prospectus, is duly qualified to do business and is in good standing (or is exempt from such requirements), and has obtained all necessary licenses and approvals (except with respect to the state securities or Blue Sky laws of various jurisdictions) in each jurisdiction in which failure to so qualify or obtain such licenses and approvals would have a material adverse effect on the interests of Noteholders under the Master Indenture or under any Indenture Supplement;

                (f) the Notes of the related Series, on the date of such Terms Agreement, will have been duly and validly authorized and, when such Notes are duly and validly executed by or on behalf of the Note Trust, authenticated by the Indenture Trustee and delivered in accordance with the Master Indenture and the applicable Indenture Supplement and delivered and paid for as provided herein, will be a legal, valid and binding obligation of the Note Trust, enforceable against the Note Trust in accordance with its terms, and validly issued and outstanding and entitled to the benefits and security afforded by the Master Indenture and the applicable Indenture Supplement;

                (g) the execution, delivery and performance by the Transferor of this Agreement, each applicable Terms Agreement, any applicable agreement relating to an Enhancement (an "Enhancement Agreement"), the Pooling and Servicing Agreement, the Collateral Series Supplement, the Transfer and Servicing Agreement and the Receivables Purchase Agreement, dated as of December 31, 2001 between FNANB, as seller, and the Transferor, as purchaser (as amended, supplemented or otherwise modified from time to time, the "Purchase Agreement"), and the consummation by the Transferor of the transactions provided for herein and therein, have been, or will have been, duly authorized by the Transferor by all necessary action on the part of the Transferor; and neither the execution and delivery by the Transferor of such instruments, nor the performance by the Transferor of the transactions herein or therein contemplated, nor the compliance by the Transferor with the provisions hereof or thereof, will (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default under, any of the provisions of the amended and restated certificate of incorporation or by-laws of the Transferor, or (ii) conflict with any of the provisions of any law, government rule, regulation, judgment, decree or order binding on the Transferor or its properties or (iii) conflict with any of the provisions of any material indenture, mortgage, contract or other instrument to which the Transferor is a party or by which it is bound or (iv) result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument;

                (h) when executed and delivered by the parties thereto, the Pooling and Servicing Agreement, the Collateral Series Supplement, the Transfer and Servicing Agreement, the Purchase Agreement and any applicable Enhancement Agreement will constitute a legal, valid and binding agreement of the Transferor, enforceable against the Transferor in accordance with its terms, except to the extent that the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or other similar laws now or hereafter in effect relating to

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        creditors' rights in general as such laws would apply in the event of the insolvency, liquidation or reorganization or other similar occurrence with respect to the Transferor or in the event of any moratorium or similar occurrence affecting the Transferor and to general principles of equity;

                (i) all approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official (except with respect to the state securities or Blue Sky laws of various jurisdictions), required in connection with the valid and proper authorization, issuance and sale of the Notes of a Series pursuant to this Agreement, the applicable Terms Agreement, the Indenture and the applicable Indenture Supplement, have been or will be taken or obtained on or prior to the applicable Delivery Date;

                (j) this Agreement has been and, as of the date thereof, the applicable Terms Agreement will have been duly executed and delivered by the Transferor;

                (k) except as set forth in or contemplated in the Registration Statement and the Prospectus, there has been no material adverse change in the condition (financial or otherwise) of the Transferor since the date of the applicable Prospectus Supplement;

                (l) any taxes, fees and other governmental charges in connection with the execution, delivery and performance by the Transferor of this Agreement, the applicable Terms Agreement, the Indenture, the applicable Indenture Supplement, the Pooling and Servicing Agreement, the Collateral Series Supplement, the Transfer and Servicing Agreement, the Purchase Agreement, any applicable Enhancement Agreement and the Notes of the related Series shall have been paid or will be paid by or on behalf of the Transferor at or prior to the applicable Delivery Date to the extent then due; and

                (m) the Notes of the related Series, the Indenture, the applicable Indenture Supplement, the Pooling and Servicing Agreement, the Collateral Series Supplement, the Transfer and Servicing Agreement, the Purchase Agreement and any applicable Enhancement Agreement conform in all material respects to the description thereof in the Prospectus.

        3. Purchase, Sale and Delivery of Notes. Delivery of and payment for the Notes to which this Agreement applies will be made at the offices of McGuireWoods LLP, One James Center, 901 East Cary Street, Richmond, Virginia 23219, or such other offices specified in the applicable Terms Agreement, at such time as shall be specified in the applicable Terms Agreement, or at such other time thereafter or other place as you and the Transferor shall agree upon, each such time being therein referred to as a "Delivery Date". Delivery of such Notes shall be made by the Transferor to the Underwriters against payment of the purchase price specified in the applicable Terms Agreement in same day funds wired to such bank as may be designated by the Transferor, or by such other manner of payment as may be agreed upon by the Transferor and you. Unless otherwise provided in the applicable Terms Agreement, payment for the Notes shall be made against delivery through the facilities of The Depository Trust Company ("DTC") of Book-Entry Notes to you for the respective accounts of the several Underwriters. Unless otherwise provided in a Terms Agreement, the Notes so to be delivered shall be global

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Notes registered in the name of Cede & Co., as nominee for DTC. The number and denomination of definitive Notes so delivered shall be as specified by DTC. The definitive certificates for the Notes will be made available for inspection and packaging by you at the offices of McGuireWoods LLP, or such other offices specified in the applicable Terms Agreement, not later than 1:00 P.M., New York City time, on the Business Day prior to the Delivery Date.

        4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Notes subject to this Agreement for sale to the public as set forth in the Prospectus.

        5. Covenants of the Transferor. The Transferor hereby covenants and agrees with you and the several Underwriters participating in the applicable offering of the Notes that:

                (a) immediately following the execution of each Terms Agreement, the Transferor will prepare a Prospectus Supplement setting forth the amount of Notes covered thereby and the terms thereof not otherwise specified in the Prospectus, the price at which such Notes are to be purchased by the Underwriters from the Transferor, either the initial public offering price or the method by which the price at which such Notes are to be sold will be determined, the selling concessions and allowances, if any, and such other information as the Transferor deems appropriate in connection with the offering of such Notes, but the Transferor will not file any amendments to the Registration Statement as in effect with respect to the Notes, or any amendments or supplements to the Prospectus, unless it shall first have delivered copies of such amendments or supplements to you, or if you shall have reasonably objected thereto promptly after receipt thereof; the Transferor will immediately advise you and your counsel (i) when notice is received from the Commission that any post-effective amendment to the Registration Statement has become or will become effective and (ii) of any order or communication suspending or preventing, or threatening to suspend or prevent, the offer and sale of the Notes or of any proceedings or examinations that may lead to such an order or communication, whether by or of the Commission or any authority administering any state securities or Blue Sky laws, as soon as practicable after the Transferor is advised thereof, and will use every reasonable effort both to prevent the issuance of any such order or communication and to obtain as soon as possible its lifting, if issued;

                (b) if, at any time when a Prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act or the Rules and Regulations, the Transferor will promptly prepare and (subject to review and no reasonable objection by you as described in Section 5(a) hereof) file with the Commission, at its own expense, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance and, within two Business Days thereafter, furnish to you as many copies of the Prospectus as amended or supplemented as you may reasonably request; provided, however, that your consent to any amendment shall not constitute a waiver of any of the conditions of Section 6 hereof;

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                (c)     the Transferor will make generally available to the
        holders of the Notes (the "Noteholders") of the related Series (the Noteholders being the applicable Clearing Agency in the case of Book-Entry Notes), in each case as soon as practicable, a statement which will satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Commission with respect to the related Series of Notes;

                (d) the Transferor will furnish to each Underwriter copies of the Registration Statement (at least one copy to be delivered to each Underwriter will be signed and will include all documents and exhibits thereto or incorporated by reference therein), the Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you reasonably request;

                (e) the Transferor will assist you in arranging for the qualification of the Notes for sale and the determination of their eligibility for investment under the laws of such jurisdictions as you designate and will continue to assist you in maintaining such qualifications in effect so long as required for the distribution and will file or cause to be filed such statements and reports with respect to the distribution as may be required by the laws of each jurisdiction in which the Notes have been qualified as provided above; provided, however, that neither the Transferor nor the Trust shall be required to qualify to do business in any jurisdiction where it is now not qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction in which it is now not subject to service of process;

                (f) to the extent that any rating necessary to satisfy the condition set forth in Section 6(c) hereof is conditioned upon the furnishing of documents or the taking of other actions by the Transferor on or after the Delivery Date, the Transferor shall furnish such documents and take such other action;

                (g) except as otherwise specified in the related Terms Agreement, the Transferor will pay all expenses incident to the performance of its obligations under this Agreement and the related Terms Agreement and will reimburse the Underwriters for any expenses reasonably incurred by them in connection with qualification of the related Series of Notes and determination of their eligibility for investment under the laws of such jurisdictions as you may designate (including reasonable fees and disbursements of the Underwriters' counsel) and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of such Notes and, to the extent previously agreed upon with you, for expenses incurred in distributing the Prospectus (including any amendments and supplements thereto) to the Underwriters; and

                (h) the Transferor will, for so long as Notes purchased pursuant thereto remain outstanding, deliver or cause to be delivered to you (i) copies of the annual servicer's certificate and the annual accountants' reports delivered to the Indenture Trustee pursuant to the Pooling and Servicing Agreement or the Transfer and Servicing Agreement, as applicable, promptly after such reports are delivered to the Indenture Trustee, and (ii) a copy of the statement described in Section 5(c) hereof promptly after such statements are delivered to Noteholders.

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        6.      Conditions to the Obligations of the Underwriters. The
obligations of the several Underwriters named in any Terms Agreement to purchase and pay for the Notes of the related Series subject to this Agreement and such Terms Agreement will be subject to the accuracy of the representations and warranties on the part of the Transferor herein as of the date hereof, the date of the applicable Terms Agreement and the applicable Delivery Date, to the accuracy of the statements of the Transferor made pursuant to the provisions thereof, to the performance by the Transferor in all material respects of its obligations hereunder and to the following additional conditions precedent:

                (a) you shall have received a letter from KPMG LLP, or such other independent public accountants specified in the applicable Terms Agreement, dated the date of the applicable Terms Agreement, and, if requested by you, a letter from such accountants, dated the Delivery Date, each in the forms heretofore agreed to;

                (b) all actions required to be taken and all filings required to be made by the Transferor under the Act prior to the Delivery Date for the Notes of such Series shall have been duly taken or made; and prior to the applicable Delivery Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Transferor, threatened by the Commission;

                (c) unless otherwise specified in the applicable Terms Agreement, the Notes subject to this Agreement and offered by means of the Registration Statement shall be rated at the time of issuance in the highest rating category by the nationally recognized statistical rating organization[s] specified in the applicable Terms Agreement and shall not have been placed on any credit watch with a negative implication for downgrade;

                (d) you shall have received an opinion of McGuireWoods LLP (or such other counsel as shall be specified in the applicable Terms Agreement), counsel to the Transferor, dated the applicable Delivery Date, substantially to the effect that:

                        (i) the Transferor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to own its assets and operate its business as described in the Prospectus, and had at all relevant times and now has, the power, authority and legal right to acquire and own the Receivables transferred or proposed to be transferred to the Certificate Trust as described in the Prospectus;

                        (ii) the Transferor has full power and authority to sign the Registration Statement and to execute and deliver this Agreement, the applicable Terms Agreement, the Pooling and Servicing Agreement, the Collateral Series Supplement, the Transfer and Servicing Agreement, the Purchase Agreement and the applicable Enhancement Agreement and to consummate the transactions contemplated herein and therein;

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                        (iii)   the agreements referred to in clause (ii) above
                have been authorized by all necessary action on the part of the Transferor and have been duly executed and delivered by the Transferor;

                        (iv) the Notes have been duly authorized by all necessary action of the Transferor;

                        (v) The Collateral Certificate has been duly authorized by all necessary action on the part of the Transferor and has been duly executed and delivered by the Transferor. The Collateral Certificate, when authenticated in accordance with the Pooling and Servicing Agreement and delivered to the Indenture Trustee in accordance with the Transfer and Servicing Agreement, will be validly issued and outstanding and will be entitled to the benefits of the Pooling and Servicing Agreement.

                        (vi) The Notes, when executed and delivered by the Note Trust, authenticated in accordance with the Indenture and delivered to and paid for by the Underwriters in accordance with the Underwriting Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Note Trust enforceable against the Issuer in accordance with their terms, subject, as to enforcement, to (A) the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, receivership, conservatorship and similar laws relating to or affecting creditors' rights generally, (B) the application of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (C) the unenforceability under certain circumstances of provisions indemnifying a party against liability where such indemnification is contrary to public policy.

                        (vii) this Agreement, the applicable Terms Agreement, the Pooling and Servicing Agreement, the Collateral Series Supplement, the Transfer and Servicing Agreement, the Purchase Agreement and the applicable Enhancement Agreement each constitutes the legal, valid and binding agreement of the Transferor, enforceable against the Transferor in accordance with its terms, subject, as to enforcement, to (A) the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, conservatorship, receivership, or other similar laws relating to or affecting creditors' rights generally, (B) the application of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (C) the enforceability under certain circumstances of provisions indemnifying a party against liability where such indemnification is contrary to public policy;

                        (viii) The Transfer and Servicing Agreement, the Indenture, the Administration Agreement and the Insurance Agreement constitute the legal, valid and binding agreements of the Note Trust enforceable against the Note Trust in accordance with their respective terms, subject, as to enforcement, to (A) the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, receivership, conservatorship and similar laws relating to or affecting creditors'

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                rights generally, (B) the application of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (C) the unenforceability under certain circumstances of provisions indemnifying a party against liability where such indemnification is contrary to public policy.

                        (ix) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the Certificate Trust is not now, and immediately following the issuance and transfer of the Collateral Certificate pursuant to the Transfer and Servicing Agreement will not be, required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act").

                        (x) no consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated herein, in the applicable Terms Agreement, the Pooling and Servicing Agreement, the Collateral Series Supplement, the Transfer and Servicing Agreement, the Purchase Agreement and the applicable Enhancement Agreement, except such as have been obtained or made and such as may be required under state securities or Blue Sky laws;

                        (xi) the execution, delivery and performance by the Transferor of its obligations under this Agreement, the applicable Terms Agreement, the Pooling and Servicing Agreement, the Collateral Series Supplement, the Transfer and Servicing Agreement, the Purchase Agreement, the transfer of the Receivables to the Certificate Trust, the issuance and sale of the Notes, and the consummation of any other of the transactions contemplated herein, in the applicable Terms Agreement, the Master Indenture, the applicable Indenture Supplement, the Pooling and Servicing Agreement, the Collateral Series Supplement, the Transfer and Servicing Agreement or any applicable Enhancement Agreement, will not conflict with, result in a breach of or violation of any of the terms of, or constitute a default under, the amended and restated certificate of incorporation or by-laws of the Transferor, each as amended, in any material respect, the terms of any indenture or other material agreement or instrument known to such counsel to which the Transferor is a party or by which it or its properties are bound or any rule, order known to such counsel, statute or regulation, of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Transferor; provided, however, that such counsel need express no opinion as to state securities or Blue Sky laws;

                        (xii) except as otherwise disclosed in the Prospectus or the Registration Statement, to the best of such counsel's knowledge (after reasonable investigation), there are no actions, proceedings or investigations pending or threatened before any court, administrative agency or other tribunal (A) asserting the invalidity of this Agreement, the applicable Terms Agreement, the Master Indenture, the applicable Indenture Supplement, the Pooling and Servicing Agreement, the Collateral Series Supplement, the Transfer and Servicing Agreement, the Purchase Agreement, any applicable Enhancement Agreement or

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                the Notes; (B) seeking to prevent the issuance and sale of the
                Notes or the consummation of any of the transactions contemplated by this Agreement, the applicable Terms Agreement, the Master Indenture, the applicable Indenture Supplement, the Pooling and Servicing Agreement, the Collateral Series Supplement, the Transfer and Servicing Agreement, the Purchase Agreement, any applicable Enhancement Agreement or the Notes, which if adversely determined would materially and adversely affect the performance by the Transferor of its obligations under, or the validity or enforceability of, this Agreement, the applicable Terms Agreement, the Pooling and Servicing Agreement, the Collateral Series Supplement, the Transfer and Servicing Agreement, the Purchase Agreement or any applicable Enhancement Agreement or the Notes, or (C) seeking adversely to affect the federal income tax attributes of the Notes as described in the Prospectus under the headings "Series 2003-A Summary - Tax Status of the Offered Notes and the Trust" and "Material Federal Income Tax Consequences";

                        (xiii) the Registration Statement has become effective under the Act and the Prospectus has been filed with the Commission pursuant to Rule 424(b) promulgated under the Act; to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened under the Act; and the Registration Statement and the Prospectus (other than the financial, numerical and statistical information contained therein as to which such counsel need express no opinion) as of their respective effective date or date of filing complied as to form in all material respects with the requirements of the Act and the rules and regulations promulgated thereunder;

                        (xiv) this Agreement, the applicable Terms Agreement, the Indenture, the applicable Indenture Supplement, the Pooling and Servicing Agreement, the Collateral Series Supplement, the Transfer and Servicing Agreement, the Purchase Agreement, any applicable Enhancement Agreement and the Notes conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus; and

                        (xv) the Indenture and the applicable Indenture Supplement have been qualified under the Trust Indenture Act of 1939, as amended, and neither the Certificate Trust nor the Note Trust is, or immediately following the sale of the Notes pursuant hereto will be, required to be registered under the 1940 Act.

        Such counsel also shall state that, subject to its customary practices and limitations relating to the scope of such counsel's participation in the preparation of the Registration Statement and the Prospectus and its investigation or verification of information contained therein, it has no reason to believe that at its effective date the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus on the applicable Delivery Date includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than financial, numerical and statistical information contained therein as to which such counsel need express no opinion); in rendering such opinion, such counsel may rely as to matters of fact, to the extent deemed proper and as stated therein, on certificates of responsible officers of the Transferor, the Servicer and public officials;

                (e) you shall have received an opinion of McGuireWoods LLP (or such other counsel as shall be specified in the applicable Terms Agreement), counsel to FNANB, dated the applicable Delivery Date, substantially to the effect that:

                        (i) FNANB is a national banking association duly organized, validly existing and in good standing under the laws of the United States, with full power and authority to own its assets and operate its business as described in the Prospectus, and had at all relevant times and now has, the power, authority and legal right to originate, acquire and own the Receivables, sell the Receivables to the Transferor pursuant to the Purchase Agreement, and service the Receivables pursuant to the Pooling and Servicing Agreement or the Transfer and Servicing Agreement, as the case may be;

                        (ii) FNANB has full power and authority to execute and deliver the Purchase Agreement, the Pooling and Servicing Agreement, the Collateral Series Supplement, the Transfer and Servicing Agreement, the Indenture, the Administration Agreement and the applicable Enhancement Agreement and to consummate the transactions contemplated therein;

                        (iii) the agreements referred to in clause (ii) above have been authorized by all necessary action on the part of FNANB and have been duly executed and delivered by FNANB;

                        (iv) the Purchase Agreement, the Pooling and Servicing Agreement, the Collateral Series Supplement, the Transfer and Servicing Agreement, the Indenture, the Administration Agreement and the applicable Enhancement Agreement each constitutes the legal, valid and binding agreement of FNANB, enforceable against FNANB in accordance with its terms, subject, as to enforcement, to (A) the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, conservatorship, receivership, or other similar laws of general applicability relating to or affecting creditors' rights generally or the rights of creditors of national banking associations, (B) the application of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (C) the enforceability under certain circumstances of provisions indemnifying a party against liability where such indemnification is contrary to public policy;

                        (v) no consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required under the Federal banking laws for the consummation of the transactions contemplated in the Purchase Agreement, the Pooling and Servicing Agreement, the Collateral Series

                Supplement, the Transfer and Servicing Agreement, the Indenture, the Administration Agreement or the applicable Enhancement Agreement, except such as have been obtained or made;

                        (vi) the execution, delivery and performance by FNANB of its obligations under the Purchase Agreement, the Pooling and Servicing Agreement, the Collateral Series Supplement, the Transfer and Servicing Agreement, the Indenture, the Administration Agreement or the applicable Enhancement Agreement, the sale of Receivables to the Transferor, and the consummation of any other of the transactions contemplated in the Purchase Agreement, the Pooling and Servicing Agreement, the Collateral Series Supplement, the Transfer and Servicing Agreement, the Indenture, the Administration Agreement or the applicable Enhancement Agreement, will not conflict with, result in a breach of or violation of any of the terms of, or constitute a default under, the articles of association or by-laws of FNANB, each as amended, in any material respect, the terms of any indenture or other material agreement or instrument known to such counsel to which FNANB is a party or by which it or its properties are bound or any rule, order known to such counsel, statute or regulation, to the extent the foregoing relate to the Federal banking law, of any court, regulatory body, administrative agency or governmental body having jurisdiction over FNANB;

                        (vii) except as otherwise disclosed in the Prospectus or the Registration Statement, to the best of such counsel's knowledge (after reasonable investigation), there are no actions, proceedings or investigations pending or threatened before any court, administrative agency or other tribunal (A) asserting the invalidity of the Purchase Agreement, the Master Indenture, the applicable Indenture Supplement, the Pooling and Servicing Agreement, the Collateral Series Supplement, the Transfer and Servicing Agreement, the Administration Agreement or the applicable Enhancement Agreement or (B) seeking to prevent the consummation of any of the transactions contemplated by the Purchase Agreement, the Master Indenture, the applicable Indenture Supplement, the Pooling and Servicing Agreement, the Collateral Series Supplement, the Transfer and Servicing Agreement, the Administration Agreement or the applicable Enhancement Agreement which if adversely determined would materially and adversely affect the performance by FNANB of its obligations under, or the validity or enforceability of, the Purchase Agreement, the Master Indenture, the applicable Indenture Supplement, the Pooling and Servicing Agreement, the Collateral Series Supplement, the Transfer and Servicing Agreement, the Administration Agreement or the applicable Enhancement Agreement;

                (f) you shall have received an opinion of McGuireWoods LLP (or such other counsel as shall be specified in the applicable Terms Agreement), special counsel for the Transferor, dated the Delivery Date, in form and substance satisfactory to you and your counsel, substantially to the effect that:

                        (i) the statements in the Prospectus under the heading "Material Federal Income Tax Consequences" and the summary thereof under the heading

                "Series 2003-A Summary - Tax Status of the Class A Notes and the Issuer," to the extent they constitute matters of Federal law or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects; and

                        (ii) the statements in the Prospectus under the headings "Legal Matters Relating to the Receivables" and "ERISA Considerations," to the extent they constitute matters of Federal law or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects;

                (g) you shall have received an opinion or opinions of McGuireWoods LLP (or such other counsel as shall be specified in the applicable Terms Agreement), special counsel for the Transferor and FNANB, dated the Delivery Date, in form and substance satisfactory to you and your counsel, with respect to certain matters relating to (i) the transfer of the Receivables from FNANB to the Transferor, (ii) the transfer of the Receivables from the Transferor to the Certificate Trust, (iii) the transfer of the Collateral Certificate from the Transferor to the Note Trust and (iv) the pledge of the Collateral Certificate by the Note Trust to the Collateral Trustee, with respect to the perfection of the Transferor's and the Certificate Trust's respective interests in the Receivables and the Note Trust's and the Indenture Trustee's respective interests in the Collateral Certificate, and certain other matters relating to the effect of bankruptcy or receivership of the Transferor or FNANB on such interests in the Receivables and with respect to other related matters in a form previously approved by you and your counsel; in addition, you shall have received a reliance letter with respect to any opinion that the Transferor is required to deliver to the Rating Agency;

                (h) you shall have received from Mayer, Brown, Rowe & Maw (or such other counsel as may be named in the applicable Terms Agreement), special counsel to the Underwriters, such opinion or opinions, dated the Delivery Date, in form and substance satisfactory to you, with respect to the organization of the Transferor, the validity of the Notes, the Registration Statement, the Prospectus and other related matters as you may require, and the Transferor shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass on such matters;

                (i) you shall have received, with respect to the Transferor, a certificate, dated the Delivery Date, of a Vice President or more senior officer of the Transferor in which such officer, to the best of his or her knowledge after reasonable investigation, shall state that
        (A) the representations and warranties of the Transferor in this Agreement are true and correct in all material respects on and as of the Delivery Date, (B) the Transferor has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder and under the applicable Terms Agreement at or prior to the Delivery Date, (C) the Registration Statement has become effective, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission and (D) subsequent to the date of the applicable Prospectus Supplement, there has been no material adverse change in the condition (financial or otherwise) of the Transferor except as set forth in or contemplated in the Registration Statement and the Prospectus or as described in such certificate;

                (j) you shall have received an opinion of Seward & Kissel LLP (or such other counsel as may be named in the applicable Terms Agreement), counsel to the Trustee, dated the Delivery Date, in form and substance satisfactory to you and your counsel, to the effect that:

                        (i) J.P. Morgan Chase Bank is a banking corporation validly existing under the laws of the State of New York.

                        (ii) Each of the Indenture Trustee and the Certificate Trustee has the requisite power and authority to execute, deliver and perform its obligations under each of the Agreements to which it is a party, and has taken all necessary action to authorize the execution, delivery and performance by it of each of the Agreements to which it is a party. For purposes of this Section (j), "Agreements" shall mean the Master Indenture, the Indenture Supplement, any applicable Enhancement Agreement, the Pooling and Servicing Agreement and the Collateral Series Supplement.

                        (iii) Each of the Agreements to which the Indenture Trustee is a party has been duly executed and delivered by the Indenture Trustee, and constitutes a legal, valid and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its respective terms, except that certain of such obligations may be enforceable solely against the Trust Estate and except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                        (iv) The acknowledgement by the Indenture Trustee of the Transfer and Servicing Agreement has been duly authorized, executed and delivered by the Indenture Trustee.

                        (v) The Supplement has been duly executed and delivered by the Certificate Trustee, and the Pooling and Servicing Agreement constitutes a legal, valid and binding obligation of the Certificate Trustee, enforceable against the Certificate Trustee in accordance with its respective terms, except that certain of such obligations may be enforceable solely against the Trust Property and except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                        (vi) The Notes delivered on the date hereof have been duly authenticated by the Indenture Trustee in accordance with the terms of the Indenture.

                        (vii) The Collateral Certificates delivered on the date hereof have been duly authenticated by the Indenture Trustee in accordance with the terms of the Pooling and Servicing Agreement.

                        (viii) No approval, authorization or other action by, or filing with, any governmental authority of the United States of America, or of the State of New York, having jurisdiction over the banking or trust powers of the Indenture Trustee is required in connection with (i) the execution and delivery by the Indenture Trustee of the Agreements, (ii) the acknowledgement of the Transfer and Servicing Agreement by the Indenture Trustee or (iii) the execution and delivery by the Certificate Trustee of the Collateral Series Supplement.

                        (ix) None of (a) the authentication and delivery of the Notes or the Collateral Certificates, (b) the execution, delivery and the performance of the Agreements by the Indenture Trustee, (c) the acknowledgement of the Transfer and Servicing Agreement by the Indenture Trustee, or (d) the execution and delivery of the Collateral Series Supplement and the performance of the Pooling and Servicing Agreement by the Certificate Trustee conflicts with or will result in a violation of (A) any law or regulation of the United States of America or the State of New York governing the banking or trust powers of the Indenture Trustee or the Certificate Trustee, as the case may be, or (B) the Articles of Incorporation or Bylaws of the Indenture Trustee or the Certificate Trustee, as the case may be.

                (k) you shall receive an opinion of Richards, Layton & Finger, P.A., counsel to the Owner Trustee, dated the Delivery Date, and satisfactory in form and substance to you and your counsel, to the effect that:

                        (i) Wilmington Trust Company is duly incorporated and validly existing as a Delaware banking corporation in good standing under the laws of the State of Delaware and has the power and authority to execute, deliver and perform the Trust Agreement and to consummate the transactions contemplated thereby, and, as Owner Trustee on behalf of the Trust, to execute and deliver the Indenture, the Transferor and Servicing Agreement, the Administration Agreement and any applicable Enhancement Agreement (the Indenture, Transfer and Servicing Agreement, the Administration Agreement and any applicable Enhancement Agreement collectively referred to in this Section 6(k) and in Section 6(l) as the "Trust Documents") and the Notes;

                        (ii) the Trust Agreement has been duly executed and delivered by Wilmington Trust Company and constitutes the legal, valid and binding obligation of Wilmington Trust Company enforceable against Wilmington Trust Company in accordance with its terms;

                        (iii) the Trust Documents have been duly, executed and delivered by the Owner Trustee on behalf of the Note Trust;

                        (iv) neither the execution, delivery or performance by Wilmington Trust Company of the Trust Agreement or, as Owner Trustee on behalf of the Note Trust, of the Trust Documents, nor the consummation of any of the transactions by Wilmington Trust Company contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware or the United States of America governing the banking or trust powers of Wilmington Trust Company, other than the filing of the banking or Certificate of Trust for the Trust with the Delaware Secretary of State;

                        (v) neither the execution, delivery or performance by Wilmington Trust Company of the Trust Agreement or, as Owner Trustee on behalf of the Note Trust, of the Trust Documents, nor the consummation of any of the transactions by Wilmington Trust Company contemplated thereby, is in violation of the certificate of organization or bylaws of Wilmington Trust Company or of any law, governmental rule or regulation of the State of Delaware or of the United States of America governing the banking or trust powers of Wilmington Trust Company or, to such counsel's knowledge, without independent investigation, any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which it is a party or by which it is bound or, to such counsel's knowledge, without independent investigation, or any judgment or order of the State of Delaware or the United States of America applicable to Wilmington Trust Company or its properties; and

                        (vi) to such counsel's knowledge, without independent investigation, there are no pending or threatened actions, suits or proceedings against Wilmington Trust Company in any court or before any other governmental authority of the State of Delaware which, if adversely determined, would materially and adversely affect the ability of the Owner Trustee to enter into or perform its obligations under the Trust Agreement.

                (l) you shall receive an opinion of Richards, Layton & Finger, P.A., special Delaware counsel to the Note Trust, dated the Delivery Date, and satisfactory in form and substance to you and your counsel, to the effect that:

                        (i) the Note Trust has been duly formed and is validly existing in good standing as a business trust under the Delaware Business Trust Act, 12 Del. C. 3801 et seq. (referred to in this Section 6(l) as the "Trust Act"), and has the power and authority under the Trust Agreement and the Trust Act to execute, deliver and perform its obligations under the Trust Documents and the Notes;

                        (ii) the Trust Agreement is a legal, valid and binding obligation of the Transferor and the Owner Trustee, enforceable against the Transferor and the Owner Trustee, in accordance with its terms;

                        (iii) under the Trust Act and the Trust Agreement, the execution and delivery of the Trust Documents, the issuance of the Notes, and the granting of the Collateral to the Indenture Trustee as security for the Notes has been duly authorized by all necessary trust action on the part of the Note Trust;

                        (iv) The Trust Documents, the Exchangeable Transferor Certificate and the Notes have been duly executed and delivered by the Trust;

                        (v) The Exchangeable Transferor Certificate has been duly authorized by the Trust and, when executed by the Trust, authenticated by the Owner Trustee and delivered to the purchasers thereof in accordance with the Trust Agreement, the Exchangeable Transferor Certificate will be validly issued and entitled to the benefits of the Trust Agreement;

                        (vi) the Transferor Interest is entitled to the benefits of the Trust Agreement;

                        (vii) neither the execution, delivery or performance by the Note Trust of the Trust Documents or the Notes, nor the consummation of any of the transactions by the Note Trust contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to or, the filing, registration or qualification with, or the taking or any other action in respect of, any governmental authority or agency of the State of Delaware, other than the filing of the Certificate of Trust with the Delaware Secretary of State (which certificate of trust has been duly filed) and the filing of any UCC financing statements with the Delaware Secretary of State pursuant to the Indenture;

                        (viii) neither the execution, delivery and performance by the Note Trust of the Trust Documents, nor the consummation by the Note Trust of the transactions contemplated thereby, is in violation of the Trust Agreement or of any law, rule, or regulation of the State of Delaware applicable to the Note Trust;

                        (ix)    with respect to the Note Trust and the
                Receivables: (a) there is no document, stamp, excise or other similar tax imposed by the State of Delaware upon the perfection of a security interest in the Collateral Certificate or the Receivables, in the transfer of the Collateral Certificate or the Receivables to or from the Note Trust or the Certificate Trust or upon the issuance of the Exchangeable Transferor Certificate or the Notes; (b) there is no personal property tax imposed by the State of Delaware upon or measured by the corpus of the Note Trust or the Certificate Trust; (c) the characterization of the Note Trust and the Certificate Trust for federal income tax purposes will be determinative of the characterization of the Note Trust and the Certificate Trust for Delaware income tax purposes and assuming the Note Trust and the Certificate Trust will not be taxed as associations or as publicly traded partnerships for federal income tax purposes, neither the Note Trust nor the Certificate Trust will be subject to Delaware income tax and Noteholders who are not otherwise subject to Delaware income tax will not be subject to tax by reason of their ownership of the Notes and the receipt of income therefrom; and (d) any income tax imposed by the State of Delaware that might be applicable to the Note Trust would be based on "federal taxable income," and for the purposes of determining such income, the characterization of such income for federal income tax purposes will be determinative, whether the characterization of the transaction is that of a sale or a loan; and

                        (x) the Transferor is the sole beneficial owner of the Note Trust.

                (m) you shall receive an opinion or opinions of counsel to the Enhancement Provider, if any, dated the Delivery Date, and satisfactory in form and substance to you and your counsel, to the effect that:

                        (i) the Enhancement Provider is duly organized and validly existing under the laws of the jurisdiction of its incorporation, is duly qualified and/or licensed to do business in all jurisdictions where the nature of its operations as contemplated in the applicable Enhancement Agreement requires such qualification, and has the power and authority (corporate and other) to enter into the applicable Enhancement Agreement and to perform its obligations thereunder; and

                        (ii) each applicable Enhancement Agreement has been duly authorized, executed and delivered by the Enhancement Provider, and constitutes the legal, valid and binding obligation of the Enhancement Provider, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, conservatorship, moratorium or other similar laws now or hereafter in effect relating to creditors' rights as such laws would apply in the event of the insolvency, liquidation or reorganization or other similar occurrence with respect to the Enhancement Provider or in the event of any moratorium or similar occurrence affecting the Enhancement Provider.

                (n) you shall have received reliance letters, if applicable, with respect to any opinions delivered to the Transferor by foreign counsel of each provider of Enhancement (the "Enhancement Provider") for the applicable Series under an Enhancement Agreement, if any, which opinions shall include matters relating to (i) the due organization of the Enhancement Provider, (ii) the authorization, execution, delivery and performance by the Enhancement Provider of the Enhancement Agreement and the binding effect of the Enhancement Agreement, and (iii) the enforceability in the foreign jurisdiction in which such Enhancement Provider is located of a judgment obtained under the Enhancement Agreement in a United States federal court or in a court of the State of New York; such reliance letters shall include all matters that are contained in the opinions of foreign counsel;

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

                (o) you shall have received copies of, and reliance letters (if applicable) with respect to, any opinions delivered to any Enhancement Provider by any party to the transactions contemplated hereby;

                (p) you shall have received a duly executed Indemnification Agreement, in form and substance satisfactory to you, among you, the Transferor and the applicable Enhancement Provider;

                (q) you shall have received the duly executed agreement of Circuit City Stores, Inc., a Virginia corporation ("Circuit City"), in form and substance satisfactory to you, regarding Circuit City's undertaking to provide you with indemnification under this Agreement, as described in Sections 7(a), (c) and (d).

        The Transferor will furnish to you conformed copies of such opinions, certificates, letters and documents as you reasonably request.

        7.      Indemnification.

                (a) The Transferor will indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the respective officers, directors and employees of such person, against any losses, claims, damages or liabilities, joint or several, to which such Underwriters or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter and each such officer, director, employee or controlling person for any legal or other expenses reasonably incurred by such Underwriter and each such officer, director, employee or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action, subject to the following proviso, as such expenses are incurred; provided, however, that (i) the Transferor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement in or omission or alleged omission made in any such documents in reliance upon and in conformity with written information furnished to the Transferor by an Underwriter specifically for use therein and (ii) such indemnity with respect to any untrue statement or alleged untrue statement or omission or alleged omission in any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Notes which are the subject thereof, if such person was not given or sent a copy of the Prospectus including the related Prospectus Supplement excluding documents incorporated therein by reference, at or prior to the confirmation of the sale of such Notes to such person in any case where such delivery is required by the Act and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in any Preliminary Prospectus and forming the basis for the related cause of action was corrected in the Prospectus or the related Prospectus Supplement. This indemnity agreement will be in addition to any liability which the Transferor may otherwise have.

                (b) Each Underwriter severally, and not jointly, will indemnify and hold harmless the Transferor, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Transferor within the meaning of the Act or the Exchange Act and the respective officers, directors and employees of each such person against any losses, claims, damages or liabilities to which the Transferor or any such director, officer or controlling person may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Transferor by such Underwriter specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Transferor or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred. This indemnity agreement will be in addition to any liability that such Underwriter may otherwise have.

                (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission and/or delay so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than in this Section unless such omission caused actual prejudice to the party not notified; in case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may elect by written notice jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with defense thereof other than reasonable costs of investigation. If the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. No indemnifying party may avoid its duty to indemnify under this Section 7 if such indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of any judgment in, any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on all claims that are the subject matter of such action. An indemnifying party shall not be liable for any settlement of any claim effected without its written consent.

                (d) If recovery is not available under the foregoing indemnification provisions of this Section for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered (i) the relative benefit received by the Transferor on the one hand and the Underwriters on the other hand from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, the relative benefits referred to in clause (i) above but also the relative fault of the Transferor on the one hand and the Underwriters on the other hand in connection with the statement or omission that resulted in such liabilities and expenses as well as any other relevant equitable considerations. The relative benefits received by the Transferor on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds of the offering of the Notes (before deducting expenses) received by the Transferor bear to the total underwriting discounts and commissions received by the Underwriters in connection with the offering of the Notes. The relative fault of the parties shall be determined by reference to, among other things, the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. The Transferor and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose). Notwithstanding the provisions of this subsection (d), the Underwriters shall not be required to contribute any amount in excess of the amount by which the total underwriting discount as set forth on the cover page of the Prospectus Supplement exceeds the amount of damages which the Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission with respect to the Notes. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

        8. Default of Underwriters. If any Underwriter or Underwriters participating in an offering of Notes default in their obligation to purchase Notes hereunder and under the Terms Agreement and the aggregate principal amount of such Notes which such defaulting Underwriter (or group of Underwriters) agreed, but failed, to purchase does not exceed 10% of the total principal amount of the Notes set forth in such Terms Agreement, you may make arrangement satisfactory to the Transferor for the purchase of such Notes by other persons, including any of the Underwriters participating in such offering, but if no such arrangements are made within a period of 36 hours after the applicable Delivery Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective total commitments hereunder and under such Terms Agreement, to purchase the Notes which such defaulting Underwriters (or group of Underwriters) agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of Notes with respect to which such default or defaults occur is more than 10% of the total principal amount of the Notes set forth in such Terms Agreement and arrangements satisfactory to you and the Transferor for the purchase of such Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Transferor, except as provided in Section 10. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

        9. Termination of the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Notes on the Delivery Date shall be terminable by the Underwriters by written notice delivered to the Transferor if at any time on or prior to the Delivery Date (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, or there shall have been any setting of minimum prices for trading on such exchange or any suspension of trading of the securities of Circuit City on any exchange or in the over-the-counter market, (ii) a general moratorium on commercial banking activities in New York or Georgia shall have been declared by any of Federal, New York or Georgia authorities, (iii) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crisis, the effect of which on the financial markets of the United States is such as to make it, in your reasonable judgment as representatives of the Underwriters, impracticable to market the Notes or to settle transactions in the Notes on the terms and in the manner contemplated in the Prospectus, (iv) the rating of another Series of Notes shall have been reduced or withdrawn or (v) any change or any development involving a prospective change, materially and adversely affecting (A) the Trust Property taken as whole or (B) the business or properties of the Transferor, FNANB or Circuit City occurs, which, in your reasonable judgment as representatives of the Underwriters, in the case of either (A) or (B), makes it impracticable to market the Notes on the terms and in the manner contemplated in the Prospectus.

        10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements by the Transferor or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the Transferor or any of their respective officers or directors or any controlling person, and will survive delivery of and payment for the Notes.

        If this Agreement is terminated pursuant to Sections 8 and 9 or if for any reason the purchase of the Notes by the Underwriters is not consummated, the Transferor shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5(g), and the obligations of the Transferor and the Underwriters pursuant to Section 7 or 8 shall remain in effect.

        11. Notices. All communications hereunder will be in writing and, if sent to an Underwriter, will be mailed, delivered or telecopied to Banc of America Securities LLC, Hearst Tower, 214 North Tryon Street, Charlotte, North Carolina 28255, Attention: William A. Glenn, facsimile number 704-386-2731, to Wachovia Securities, Inc., One Wachovia Center 301 South College Street, Charlotte, North Carolina 28288-0610, Attention: Asset Backed Finance, facsimile number 704-383-9106 and to any other Underwriter at such address, if any, as is specified in writing to the Transferor for notices hereunder, or if sent to the Transferor, will be mailed, delivered or telecopied to Second Floor, Suite 288, 2 Reid Street, Hamilton HM 11 Bermuda, Attention: Treasurer, facsimile number
(441) 296-5874, or such other address specified in the applicable Terms Agreement; provided, however, that any notice to an Underwriter pursuant to
Section 7 will be mailed, delivered or telecopied to such Underwriter at the address furnished by it.

        12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 7 hereof, and their successors and assigns, and no other person will have any right or obligation hereunder.

        13. Representations of Underwriters. You will act for the several Underwriters in connection with this financing, and any action under this Agreement and any Terms Agreement taken by you will be binding upon all the Underwriters identified in such Terms Agreement.

        14. Applicable Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon it will become a binding agreement among the Transferor and the several Underwriters in accordance with its terms. Alternatively, the execution of this Agreement by the Transferor and its acceptance by or on behalf of the Underwriters may be evidenced by an exchange of telecopied or other written communications.

                                        Very truly yours,

                                        DC FUNDING INTERNATIONAL, INC.,
                                        as Transferor

                                        By: /s/ Philip J. Dunn
                                            Name:  Philip J. Dunn
                                            Title: Vice President

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

BANC OF AMERICA SECURITIES LLC,
        as Representative of the
        several Underwriters

By: /s/ William A. Glenn
    Name:  William A. Glenn
    Title: Managing Director

WACHOVIA SECURITIES, INC.,
        as Representative of the
        several Underwriters

By: /s/ Chad Kobos
    Name:  Chad Kobos
    Title: Vice President

                                                                       EXHIBIT A

                         DC FUNDING INTERNATIONAL, INC.

                       FNANB CREDIT CARD MASTER NOTE TRUST
                               ASSET BACKED NOTES

                                 TERMS AGREEMENT

                            Dated: ____________, 20__

To: DC Funding International, Inc., as Transferor under the Amended and Restated Master Pooling and Servicing
        Agreement dated as of December 31, 2001.

Re:     Underwriting Agreement dated May ___, 2003 (the "Agreement")

Title: Asset Backed Notes, Series ________ [State by Class if more than one Class].

Registration No.: ______________________________.

Initial Principal Amount, Series and Class Designation Schedule: [insert relevant description of Series and Classes of Notes].

Note Rating: ["     " by Moody's Investors Service, Inc.] ["     " by Standard &
Poor's Corporation] ["     " by [other Rating Agency]] [State by Class if more
than one Class].

Note Rate: [______% per annum] [Floating rate--describe] [State by Class if more than one Class].

Terms of Sale: [The purchase price for the Notes to the Underwriter[s] will be ___% of the aggregate principal amount of the Notes as of ____________, 20__, plus accrued interest at the Note Rate from ____________, 20__, together with estimated expenses of approximately $____________.] [The Underwriters will offer the Notes to the public from time to time, in negotiated transactions or otherwise, at varying prices to be determined at the time of sale.]

Distribution Dates:  ______________________________.

Enhancement: Class B Floating Rate Notes, Series 2003-A, amounts on deposit in a spread account and Note Guaranty Insurance Policy to be issued by Ambac Assurance Corporation.

Delivery Date and Location: ___:___ A.M., Eastern time, on ____________, 20__, or at such other time not later than seven full business days thereafter as may be agreed upon, at the offices of [McGuireWoods LLP, One James Center, 901 East Cary Street, Richmond, Virginia 23219] [other offices].

Expenses: The Transferor shall reimburse the Underwriters for all out-of-pocket expenses and reasonable legal fees and expenses (which legal fees and expenses may not exceed $80,000) of the Underwriters.

Tax Treatment: Notwithstanding anything herein to the contrary, the Transferor, each Underwriter and any other taxpayer that participates in the transactions contemplated hereby may disclose without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to any of the foregoing relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Notes and transactions contemplated hereby. It is hereby confirmed that each of the foregoing has been so authorized since the commencement of discussions regarding the transactions contemplated hereby.

Entire Agreement: Notwithstanding anything in the Agreement or in this Terms Agreement to the contrary, the Agreement and this Terms Agreement constitute the entire agreement and understanding among the parties hereto with respect to the purchase and sale of the above-referenced Notes. This Terms Agreement may be amended only by written agreement of the parties thereto.

        The Underwriters [named in Schedule 1 hereto agree, severally and not jointly], subject to the terms and provisions of the Agreement, which is incorporated by reference herein and made a part hereof, to purchase the Initial Principal Amount of Notes [set forth opposite their names in Schedule 1].

                                        Very truly yours,
                                        BANC OF AMERICA SECURITIES LLC,
                                          as Representative of the several
                                          Underwriters and as an Underwriter

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        WACHOVIA SECURITIES, INC.,
                                          as Representative of the several
                                          Underwriters and as an Underwriter

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

Accepted:

DC FUNDING INTERNATIONAL, INC.,
   as Transferor

By:
    ------------------------------------
    Name:
    Title:

                                   SCHEDULE 1

$__________ Principal Amount of [Class ______] Asset Backed Notes, Series ______

                                                 Principal Amount
                                                 ----------------

[Name of Underwriters]
                                                 $

                                                  ----------------

                                                 $
                                                  ================

$__________ Principal Amount of [Class ______] Asset Backed Notes, Series ______

                                                 Principal Amount
                                                 ----------------

[Name of Underwriters]
                                                 $

                                                  ----------------

                                                 $
                                                  ================